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                                                                Exhibit 4.4(d)

                             [AMENDMENT NUMBER ONE]

                 GOOD FAITH COMPLIANCE AMENDMENT TO COMPLY WITH
          SECTION 414(v) OF THE INTERNAL REVENUE CODE AS AMENDED BY THE
       ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (EGTRRA)


This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Plan Name Equity One, Inc. Savings & Retirement Plan
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The Plan named above gives the Employer the right to amend the provisions of the
Adoption Agreement at any time. According to that right, the plan is amended as follows:

CATCH-UP CONTRIBUTIONS.

a) [ ] The provisions allowing Catch-up Contributions shall apply to Contributions received after December 31, 2001.

b) [ ] The provisions allowing Catch-up Contributions shall apply to Contributions after

                                         (Must be later than December 31, 2001.)
      -----------------------------------

c) [X] Catch-up Contributions are not permitted, effective as of September 1, 2002.


Signed this     30th     day of   October                       ,  2002     .
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                                        By  /s/ Diane Belz
                                           -------------------------------------
                                        SVP of Human Resources
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                                                         Title


                                                [PRINCIPAL FINANCIAL GROUP LOGO]


                                              Annuity Contract No. GA
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